EXHIBIT 10.59

                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT, dated as of October 7, 2002 (the "Effective Date") between, PANAMCO, L.L.C., a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "Company") and ANNETTE FRANQUI (the "Executive").

                             W I T N E S S E T H :

     WHEREAS, the Executive has been employed by the Company since April 1, 2001 as Vice President Corporate Finance;

     WHEREAS, the Company has promoted the Executive to the position of Vice President, Chief Financial Officer and Treasurer of the Company;

     WHEREAS, the Company desires to enter into an agreement embodying the new terms of such employment;

     WHEREAS, the Executive desires to accept employment with the Company, subject to the terms and provisions of this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Parties agree as follows:

     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

     2. Term. The term of the Executive's employment hereunder (the "Term") shall be for a period commencing on October 7, 2002 (the "Commencement Date") and ending October 6, 2005, provided, however, that the Term shall thereafter be automatically and indefinitely extended for additional one-year periods unless either the Company or the Executive gives the other written notice at least six (6) months prior to the then-scheduled date of expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term may be earlier terminated in strict accordance with the provisions of Section 11 below. Non-renewal shall not be considered a termination for Cause.

     3. Positions, Duties and Location.

        (a) During the Term, the Executive shall serve as Vice President and Chief Financial Officer of the Company and Panamerican Beverages, Inc. ("Panamco"). The Executive shall report solely and directly to the Chief Executive Officer (the "CEO") of the Company. The Executive shall have all authorities, duties and responsibilities customarily exercised by an individual serving as Vice President and Chief Financial Officer in a corporation of the size and nature of the Company and/or Panamco.

        (b) During the Term, the Executive shall devote substantially all of her business time and efforts to the affairs of the Company and Panamco; provided that nothing herein shall preclude the Executive from: (i) serving on the boards of a reasonable number of business entities, trade associations and charitable organizations as reasonably permitted by the Board (which permission has been given to the one board the Executive is currently serving on), (ii) engaging in other charitable activities and community affairs and (iii) managing her personal investments and affairs, provided that such activities do not materially interfere with the proper performance of her duties and responsibilities hereunder.

        (c) During the Term, the Executive's principal office, and principal place of employment, shall be in the Miami, Florida area or such other place that the Executive consents to in writing.

     4. Base Salary. Executive shall receive an annual base salary of $325,000 ("Base Salary"), which shall be paid in accordance with the customary payroll practices of Panamco, but in no event less frequently than monthly. During the Term, the Executive's Base Salary shall be reviewed at least annually by the Compensation Committee of the Board ("Compensation Committee") and may be increased from time to time as shall be determined by the Compensation Committee, provided however, that the next review of the Executive's Base salary shall be made no later than April 1, 2003. Upon any such increase, the term "Base Salary" as utilized in this Agreement shall thereafter refer to the increased amount. Base Salary shall not be reduced at any time without the express written consent of the Executive.

     5. Bonus. For 2002, Executive will be eligible to receive an annual performance-based bonus award ("Bonus"). For the period January 1 through October 6, 2002, the target will be thirty five percent (35%) of Executive's Base Salary in effect on October 6, 2002 (i.e.$296,600.00). For the period from October 7 through December 31, 2002 the target will be fifty percent (50%) of the new annual Base Salary mentioned in section 4 above ("Target Bonus"). Beginning 2003 and for the Term of the Agreement, the Executive shall be eligible to receive a Bonus with a Target Bonus of no less than fifty percent (50%) of Executive's then current Base Salary pursuant to the terms and conditions of Company's annual incentive plan. During the Term, the Executive's Target Bonus shall be reviewed at least annually by the Compensation Committee and may be increased from time to time as shall be determined by the Compensation Committee. After any such increase, the term "Target Bonus" as utilized in this Agreement shall thereafter refer to the increased amount.

     The Executive shall be paid her Bonus when other senior executives of the Company are paid their annual bonuses, but in no event later than ninety (90) days after the end of the bonus period for which it is payable.

     6. Equity and Long-Term Incentive Awards. During the Term, the Executive shall be eligible to participate in the Company's Equity Incentive Plan and any other equity or long-term incentive plans of the Company on at least as favorable basis as other similarly-situated executives. In any event, for 2002, the Executive shall be granted an annual stock option award, to be made at the same time other equity awards are granted to other similarly-situated executives, to purchase no less than 70,000 shares of the Company's common stock.

     7. Retirement and Savings Plans.

        (a) Retirement and Savings Plans. The Executive shall be eligible to participate in all pension (including any 401(k) plan), savings, profit-sharing and deferred compensation plans presently and hereinafter offered by the Company to its senior executives, subject to general eligibility and participation provisions set forth in such plans or otherwise provided herein.

     8. Executive Benefits and Perquisites.

        (a) Executive Benefits. During the Term, the Executive and her eligible dependents shall be eligible to participate in all Executive benefit programs applicable to senior executives generally, including as applicable medical/dental and hospitalization plans, life insurance, short- and long-term disability programs, accidental death and dismemberment protection and travel accident insurance, in each case at a level, and on terms and conditions consistent with her position.

        (b) Automobile Allowance. The Executive shall receive an automobile allowance of $900.00 per month minus applicable withholding taxes, which amount shall be payable at the same time and in the same manner as the Executive's Base Salary, as described in Section 4 hereof.

     9. Reimbursement of Business Expenses and Relocation.

        The Executive shall be promptly reimbursed for all reasonable business expenses incurred by her, subject to documentation in accordance with the Company's policy.

     10. Termination of Employment.

        (a) Termination Due to Death. In the event that the Executive's employment hereunder is terminated due to his death, her estate or her beneficiaries (as the case may be) shall be entitled to:

            (i)   Base Salary through the Termination Date;

            (ii) a pro-rata Bonus for the year of death, based on the Target Bonus for the year of death, payable when the bonus is paid to other executives, but in no event later than 90 days after the end of such year;

            (iii) accelerated vesting of (A) any outstanding stock options, each option (including already vested options) to remain exercisable for 36 months following the Termination Date and
                  (B) any other equity awards (if any) not yet vested at the Termination Date;

            (iv) any amounts earned, accrued or owing to the Executive but not yet paid; and

            (v) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company and its Affiliates.

        (b) Termination Due to Disability. In the event that the Executive's employment hereunder is terminated due to Disability, she shall be entitled to:

            (i)   Base Salary through the Termination Date;

            (ii) a pro-rata Bonus for the year of termination, based on the Target Bonus for the year of termination, payable when the bonus is paid to other executives, but in no event later than 90 days after the end of such year;

            (iii) accelerated vesting of (A) any outstanding stock options, each option (including already vested options) to remain exercisable for 36 months following the Termination Date and
                  (B) any other equity awards (if any) not yet vested at the Termination Date;

            (iv) continued participation for 12 months in all medical, dental, hospitalization and life insurance coverages and in all other employee welfare plans and programs in which she and her eligible dependents were participating on the Termination Date, provided, however, that in the event that any of the benefit plans do not permit her continued participation, Panamco shall provide her with the economic equivalent on an after-tax basis;

            (v) any amounts earned, accrued or owing to the Executive but not yet paid; and

            (vi) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company, and its Affiliates.

No termination of the Executive's employment hereunder for Disability shall be effective unless the Party terminating his employment first gives 30 days' written notice of such termination to the other Party.

        (c) Termination by the Company for Cause, Voluntary Termination by the Executive or Termination upon Non-Renewal of the Term.

        (i) In the event the Executive is terminated by the Company for Cause, the Executive voluntarily terminates her employment (other than upon death, Disability or a Constructive Termination without Cause) or the Company terminates the Executive's employment by providing a notice of non-renewal in accordance with Section 2 above, the Executive shall be entitled to:

            (a)   Base Salary through the Termination Date;

            (b) forfeiture of any unvested stock options, and any other unvested equity awards (if any), if not vested by the Termination Date;

            (c)   90 days in which to exercise any vested options;

            (d) any amount earned, accrued or owing to the Executive but not yet paid; and

            (e) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company and its Affiliates.

        (ii) No termination of the Executive's employment hereunder by the Company for Cause shall be effective as a termination for Cause unless the provisions of this Section 10(c)(ii) shall first have been complied with. The Executive shall be given written notice by the Board, with such notice stating in detail the particular circumstances that constitute the grounds on which the proposed termination for Cause is based. The Executive shall have at least fifteen (15) days after receipt of such notice to fully cure such alleged violation. If she fails to cure such alleged violation within such fifteen
(15)-day period, the Executive shall then be entitled to a hearing before the Board. If after such hearing, the Board gives written notice to the Executive confirming that a majority of the members of the Board voted after the hearing to terminate her for Cause, the Executive's employment shall thereupon be terminated for Cause.

        (d) Termination Without Cause or Constructive Termination without Cause. In the event that (x) the Executive's employment hereunder is terminated by the Company (other than upon death, upon Disability above or for Cause or non-renewal in accordance with Section

10(b) above), or (y) a Constructive Termination Without Cause occurs, the Executive shall be entitled to:

            (i)   Base Salary through the Termination Date;

            (ii) a pro-rata Bonus for the year of termination, based on the Target Bonus for the year of termination, payable when the bonus is paid to other executives, but in no event later than 90 days after the end of such year;

            (iii) an amount equal to one and a half (1.5) times the
                  Executive's Base Salary, at the annualized rate in effect on the Termination Date, payable in 18 equal monthly installments commencing promptly (but not more than 15 days) after the Termination Date;

            (iv) an amount equal to one and a half (1.5) times the Bonus, based on the Target Bonus for the year of termination, payable in 18 equal monthly installments commencing promptly (but not more than 15 days) after the Termination Date;

            (v) accelerated vesting of (A) any outstanding stock options, each option (including already vested options) to remain exercisable for 12 months following the Termination Date and
                  (B) any other equity awards (if any) not yet vested at the Termination Date;

            (vi) continued participation in all medical, dental, hospitalization and life insurance coverages and in all other Executive welfare plans and programs in which she and her eligible dependents were participating on the Termination Date (not including any disability plan) until the earlier of (x) the end of the 18-month period following the Termination Date or (y) the date, or dates, that she receives like coverages and benefits under the plans and programs of a subsequent employer (determined on a benefit by benefit basis), provided, however, that in the event that any of the benefit plans do not permit her continued participation, the Company shall provide her with the economic equivalent on an after-tax basis;

            (vii) any amounts earned, accrued or owing to the Executive but not yet paid; and

            (viii) other benefits, if any, in accordance with applicable plans, programs and arrangements of the Company and its Affiliates.

     11. General Release Requirement. All payments or benefits to Executive under Section 10 above (other than payments or benefits already accrued and otherwise due under the Company's employee, executive or fringe benefit plans or programs) will not be given unless

Executive executes (and does not rescind) a written employment termination agreement incorporating a general release, in a form prescribed by the Company, of all claims against the Company and related parties with respect to all matters occurring to the date of the release, including (but not limited to) employment matters or matters in connection with Executive's termination, except for matters relating to benefits or payments already accrued and otherwise due under the Company's employee, executive or fringe benefit plans or programs.

     12. Change in Control.

        (a) Entitlements. Upon a Change in Control (as defined in the Equity Incentive Plan), any outstanding stock options shall vest and shall remain exercisable in accordance with the Equity Incentive Plan and other equity awards (if any) shall fully vest. In the event of any termination of the Executive's employment upon or following a Change in Control (as defined herein), the Executive shall continue to have the entitlements provided for in
Section 10(d) above.

        The Executive shall also be entitled to any compensation, benefit or entitlement provided in accordance with any other agreement with the Company, or any Company and/or Panamco plan, policy or arrangement, relating to a Change in Control (as such term is defined in this Agreement or in such other agreement, plan, policy or arrangement) of either the Company or Panamco (with such other agreement, plan, policy or arrangement collectively referrred to as the "Change in Control Policy"), provided that if any item of compensation or benefit or any entitlement is provided under this Agreement which is more favorable to the Executive than the corresponding item of compensation or benefit or entitlement under the Change in Control Policy, or if an item of compensation or benefit or any entitlement is provided under this Agreement, but not under the Change in Control Policy, such item of compensation or benefit or such entitlement, as the case may be, shall be provided in accordance with the terms of this Agreement. In no event, however, shall the Executive be entitled to duplication as to any item of compensation or benefit or as to any entitlement that is provided under both this Agreement and the Change in Control Policy. In the event of any inconsistency between any provision of this Agreement and any provision of the Change in Control Policy, the provision most favorable to the Executive shall govern.

        (b) Parachute Payment Protection. In the event that any payment or benefit made or provided to or for the benefit of the Executive in connection with this Agreement or her employment with the Company or the termination thereof (a "Payment") is determined to be subject to any excise tax ("Excise Tax") imposed by Section 4999 of the Code (or any successor to such Section), the Company shall pay to the Executive, prior to the time any Excise Tax is due in respect of such Payment (through withholding or otherwise), an additional amount which, after the imposition of all income, employment, excise and other taxes thereon, is equal to the sum of (i) the Excise Tax on such Payment plus (ii) any penalty and interest assessments associated with such Excise Tax. The amount and timing of any payment shall promptly be determined by an independent accounting firm selected by the Parties and paid for by the Company.

     13. Indemnification.

        (a) If the Executive is made a party, or is threatened to be made a party, to any Proceeding by reason of the fact that she is or was an officer, Executive, agent, manager, consultant or representative of the Company or any of their Affiliates or is or was serving at the request of the Company or any of their Affiliates, or in connection with her service hereunder, as an officer, member, Executive, agent, manager, consultant or representative of another Person, or if any Claim is made, or is threatened to be made, that arises out of or relates to the Executive's service in any of the foregoing capacities, then the Executive shall promptly be indemnified and held harmless (and shall be entitled to prompt advancement of expenses, including without limitation attorneys' fees and other charges of counsel) in each case to the fullest extent provided under the Company's charter documents and officers' and directors' liability insurance policies and programs.

        (b) During the Term and for a period of six years thereafter, a directors' and officers' liability insurance policy (or policies) shall be kept in place providing coverage to the Executive that is no less favorable to her in any respect (including without limitation, with respect to scope, exclusions, amounts, and deductibles) than (x) the coverage then being provided to any other present or former senior executive or director of the Company and (y) the coverage provided to her as of the Commencement Date.

     14. Confidentiality. The Executive hereby agrees that, other than in the ordinary course of performing her duties for the Company or any Affiliate, she shall not divulge to any person or entity other than the Company or any Affiliate, without the Company's express written authorization, any information constituting trade secrets or proprietary information belonging to the Company, or other confidential information, including operating budgets, strategic plans, or research methods, projects or plans of the Company, received by her in the course of her employment by the Company or in connection with her duties with the Company ("Confidential Information"). Anything herein to the contrary notwithstanding, the provisions of this
Section 14 shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with apparent jurisdiction to order the Executive to disclose or make accessible any information, provided that, unless otherwise prohibited by law and provided such information is not related to any illegal activities of the Company, the Executive shall provide Company with immediate notice of any such requested or required disclosure and shall fully cooperate with the Company in any effort to prevent or otherwise contest such disclosure, (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement or (iii) as to Confidential Information that becomes generally known to the public or within the relevant trade or industry other than due to the Executive's violation of this Section 14.

     15. Non-Competition and Non-Solicitation.

        Upon the termination of the Executive's employment, for a period of eighteen (18) months following the Termination Date, the Executive shall not provide services, as an Executive, officer, consultant or director of, to any company or other entity primarily engaged in the carbonated soft drink, juice or water business in the same geographic areas as the Company ("Competitor"), provided that the Executive may provide such services to any division, subsidiary or Affiliate of such a company or entity if the Executive does not have direct responsibility for any carbonated soft drink, juice or water business. Notwithstanding the foregoing, the Executive may serve as an Executive, officer, consultant or director of any company or other entity that provides investment, financial or consulting services to a Competitor, provided that the Executive does not have direct responsibility for or direct involvement in the provision of any such advice or services to such Competitor.

        (b) Upon the termination of the Executive's employment, for a period of eighteen (18) months following the Termination Date, the Executive shall not without the prior written consent of the Chairman of the Board, directly or indirectly solicit for employment, either for herself or on behalf of any company or other entity in which she is an officer, director, Executive or consultant, any Executive of the Company or any Affiliate, provided that nothing in this Section 15(b) shall prohibit the Executive from providing employment or personal references for any such Executive.

        (c) Executive acknowledges and confirms that (a) the restrictive covenants contained in this Section 15 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 15 (including without limitation the length of the term of the provisions of this Section 15) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. Executive further acknowledges and confirms that her full, uninhibited and faithful observance of each of the covenants contained in this Section 15 will not cause her any undue hardship, financial or otherwise. Executive acknowledges and confirms that her special knowledge of the business of the Company is such as would cause the Company serious injury or loss if she were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 15. Executive further acknowledges that the restrictions contained in this Section 15 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

        (d) In the event that a court of competent jurisdiction shall determine that any provision of this Section 15 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 15 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

        (e) If the Executive shall be in violation of any provision of this
Section 15, then each time limitation set forth in this Section 15 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 15 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

     16. Assignability; Binding Nature.

        (a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns.

        (b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or other combination, reconstruction or amalgamation in which the Company is not the continuing entity, or a sale or liquidation of all or substantially all of the business and assets of the Company; provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee expressly assumes the liabilities, obligations and duties of the Company as set forth in this Agreement. In the event of any merger, consolidation, other combination, reconstruction or amalgamation, or sale or liquidation of business and assets as described in the preceding sentence, the Company shall, if deemed to be in the best interest of the Company, use its best efforts to cause such assignee or transferee to promptly and expressly assume the liabilities, obligations and duties of the Company and Panamco hereunder.

        (c) No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than her rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 20(d) below.

     17. Representations.

        (a) The Company represents and warrants that, to the best of its knowledge and belief, (i) it will be fully authorized by action of its Board (and of any other Person or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it does not violate any applicable law, regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii) upon the execution and delivery of this Agreement by the Parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        (b) The Executive represents and warrants that, to the best of her knowledge and belief, (i) delivery and performance of this Agreement by her does not violate any applicable law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which she is bound and
(ii) upon the execution and delivery of this Agreement by the Executive and the Company, this Agreement shall be a valid and binding obligation of the

Executive, enforceable against her in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     18. Resolution of Disputes. Any Claim arising out of or relating to this Agreement, any other agreement between the Executive and the Company or any of their Affiliates, or the Executive's employment with the Company or the termination thereof (collectively, "Covered Claims") shall be resolved by binding arbitration, to be held in the city in which the Company's principal offices are then located, in accordance with the Commercial Arbitration Rules (and not the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association and this Section 18. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties shall be responsible for their own costs and expenses, including, without limitation, attorneys' fees. Pending the resolution of any Covered Claim, the Executive (and her beneficiaries) shall, except to the extent that the arbitrator(s) otherwise expressly provide, continue to receive all payments and benefits due under this Agreement or otherwise. The foregoing notwithstanding, in the event of any actual, threatened or suspected breach by any Party, the non-breaching Party shall be entitled to obtain injunctive and such other equitable relief with respect to such breach.

     19. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person or (b), provided that a written acknowledgment of receipt is obtained, three days after being sent by prepaid certified or registered mail, or two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by ten days' advance notice given in accordance with this Section 19) or (c), in the case of the Company only, on the first business day after it is sent by facsimile to the facsimile number set forth below (or to such other facsimile number as the Company shall have specified by ten days' advance notice given in accordance with this Section 19), with a confirmatory copy sent by certified or registered mail or by overnight courier in accordance with this Section 19.


         If to the Company:    General Counsel
                               c/o Panamco, LLC
                               701 Waterford Way
                               Suite 800
                               Miami, Florida 33126
                               Fax:  (786) 388-8191

         If to the Executive:  The address of her principal residence as it appears in the Company's records, with a copy to her (during the Term) at her office in the Miami, Florida area.

         If to a beneficiary
         of the Executive:     The address most recently specified by the
                               Executive or beneficiary.

     20. Miscellaneous.

        (a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, term sheets, discussions, negotiations and undertakings, whether written or oral, between them relating to the subject matter of this Agreement. In the event of any inconsistency between any provision of this Agreement and any provision of any plan, Executive handbook, personnel manual, program, policy, arrangement or agreement of the Company or any of their Affiliates, the provisions of this Agreement shall control.

        (b) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing and that is signed by the Executive and by an authorized officer of the Company. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time.

        (c) Headings. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

        (d) Beneficiaries/References. The Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of her incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative.

        (e) Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in, or entitlements under, any benefit, bonus, incentive or other plan or program of the Company, Panamco or any of their Affiliates for which Executive may qualify, nor shall anything herein limit or reduce such rights as Executive may have under any other agreement with the Company, Panamco or any of their Affiliates.

        (f) Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        (g) Survivorship. Except as otherwise set forth in this Agreement, to the extent necessary to carry out the intentions of the Parties hereunder the respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment.

        (i) Withholding Taxes. The Company may withhold from any amounts or benefits payable under this Agreement taxes that are required to be withheld pursuant to any applicable law or regulation.

        (j) Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms, and otherwise in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

        (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. Signatures delivered by facsimile shall be valid and binding for all purposes.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                         PANAMCO, L.L.C.


                                         By:
                                            ----------------------------------
                                            Craig D. Jung
                                            Chief Executive Officer


                                         By:
                                            ----------------------------------
                                            Abilio Gonzalez
                                            Vice President, Human Resources


                                         The Executive


                                         By:
                                            ----------------------------------
                                            Annette Franqui

                                                                     Exhibit A

                                  DEFINITIONS


          a. "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

          b. "Agreement" shall mean this Employment Agreement, which includes for all purposes its Exhibits.

          c. "Board" shall mean the board of directors of the Company.

          d. "Cause" shall mean:

            (i) the Executive is convicted of any crime under United States Federal, state or local law involving moral turpitude, fraud, embezzlement or dishonesty; or

            (ii) in carrying out her duties, the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct resulting, in either case, in material economic harm to the Company, unless she believed in good faith that such action or non-action was in, or not opposed to, the best interests of the Company.

          e. "Change in Control" shall mean the occurrence of any of the following events:

     (i) any "person" (other than under any Executive benefit plan of the Company and excluding any shareholders (including indirectly through the Voting Trust) of the Company on the Commencement
            Date), as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under such Act, of 50% or more of the securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

     (ii) the majority of the Board of Directors consists of individuals other than Incumbent Directors, which term means the members of the Board on the date of the Employment Agreement; provided that any person becoming a director subsequent to such date whose election or nomination for election was supported by a majority of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director;

     (iii) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets;

     (iv)   the sale of all or substantially all of the assets of the Company;
            or

     (v) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders with Voting Stock immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50.1% of the Voting Stock of the reorganized, merged or consolidated company's then outstanding voting securities.

For purposes of the Change in Control definition, "the Company" shall include any entity that succeeds to all or substantially all of the business of the Company and "Voting Stock" shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

          f. "Claim" shall mean any claim, demand, request, investigation, dispute, controversy, threat, discovery request, or request for testimony or information.

          g. "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a particular section of the Code shall include any provision that modifies, replaces or supersedes such section.

          h. "Constructive Termination Without Cause" shall mean a termination by the Executive of her employment hereunder by providing 30 days' written notice, describing the basis for the termination, to the Company following the occurrence of any of the following events without her express prior written consent:

     (i) a material diminution in the Executive's duties; or assignment to her of duties that are materially inconsistent with her duties or materially impair her ability to function as Vice President and Chief Financial Officer of the Company (or in any other position the Executive is appointed to);

     (ii) any reduction in the Executive's then current Base Salary or target bonus opportunity as a percentage of Base Salary; or any material diminution of the benefits provided to her under the Company's benefit plans or the perquisites enjoyed by her;

     (iii) a change in the reporting structure so that the Executive no longer reports directly to the Chief Executive Officer of the Company (except to the extent she herself is appointed to such position);

     (iv) relocation of the Executive's principal place of employment to a location other than the United States or, if her principal place of employment shall have been relocated with her consent outside the United States, her relocation to a location other than such country;

     (v) any other material breach by the Company of any provision of this Agreement; or

     (vi) the failure of the Company to obtain the assumption in writing of its obligations under this Agreement by any successor to all or substantially all of the business or assets of the Company within fifteen (15) days after a merger, consolidation, sale or similar transaction.

There shall be no Constructive Termination without Cause if the Company shall have fully cured all grounds for such termination within 30 days after the Executive gives notice thereof.

          i. "Disability" shall mean the Executive's inability, due to physical or mental incapacity, substantially to perform her duties and responsibilities under the Employment Agreement for a period of 270 consecutive days as determined by a medical doctor selected by the Company and the Executive. If the Company and the Executive cannot agree on a medical doctor, each shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

          j. "Parties" shall mean the Company, Panamco and the Executive.

          k. "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, Executive benefit plan, or other person or entity.

          l. "Proceeding" shall mean any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or other.

          m. "Termination Date" shall mean:

     (i)    in the case of death, the date of death;

     (ii) in the case of Disability, 30 days after the written notice is given as specified in Section 11(b) above;

     (iii) in the case of a termination by the Company for Cause, the date the Executive receives the notice as specified in Section 11(b) that a majority of the members of the Board voted after the hearing to terminate her for Cause;

     (iv) in the case of a voluntary termination or Termination without Cause by the Company, the last day of the Executive's employment;

     (v) in the case where the Executive's employment is terminated by the Company after providing a notice of non-renewal in accordance with
            Section 2 of the Agreement, the end of the Term; and

     (vi) in the case of a Constructive Termination without Cause, 30 days after the Executive gives the notice provided in this Exhibit A, subclass (h), unless the Company has fully cured all alleged grounds for such termination within 30 days after the Executive gives such notice.